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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Core Bond Fund

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class A      9,464,644         0.22             43,797,117        10.44


     Class B      3,711,614         0.18             19,766,560        10.44


     Class C      2,226,825         0.18             12,463,840        10.44


     Class I      79,858,049        0.24             343,536,478       10.44


     Class IS     1,108,446         0.22             4,672,468         10.44


     Class R      133,324           0.21             1,075,467         10.44





     Evergreen Strategic Core Bond Portfolio

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class I      262,534  0.32             816,984  12.63





     Evergreen Select High Yield     Bond Fund

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class I      15,940,067        0.30             49,386,507        9.13


     Class IS     500,503           0.29             1,695,579         9.13